                                                                    EXHIBIT 99.2

                      FEDERAL DEPOSIT INSURANCE CORPORATION
                                WASHINGTON, D.C.

    (MARK ONE)                      FORM 10-Q
       [X]         QUARTERLY REPORT UNDER SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

       [ ]         FOR THE QUARTERLY PERIOD ENDED MARCH 31, 1999

                                       OR

                   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

               FOR THE TRANSITION PERIOD FROM         To
                                              --------   --------

                          FDIC Certificate Number 34177

                             ROCK HILL BANK & TRUST
             (Exact name of registrant as specified in its charter)

                South Carolina                    57-1031996
         (State or other jurisdiction            (I.R.S. Employer
               of incorporation)                Identification No.)

                              315 EAST MAIN STREET
                               ROCK HILL, SC 29731
                         (Address of principal executive
                          offices, including zip code)

                                 (803) 324-2500
              (Registrant's telephone number, including area code)

              ---------------------------------------------------

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of tile Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

                                 YES [X]   NO

Indicate the number of shares outstanding of each of the issuer's classes of common stock as of the date of this filing.

                1,376,250 SHARES OF COMMON STOCK, $1.00 PAR VALUE

                                  PAGE I OF 15
                             EXHIBIT INDEX ON PAGE 2

                             ROCK HILL BANK & TRUST
                                      INDEX

PART 1. FINANCIAL INFORMATION                                                                                             Page No.

Item 1. Financial Statements (Unaudited)

          Condensed Balance Sheets - March 31, 1999 and December 31, 1998 .....................................................3

          Condensed Statements of Income - Three months ended March 31, 1999 and 1998 .........................................4

          Condensed Statement of Shareholders' Equity - Three months ended March 31, 1999 .....................................5

          Condensed Statements of Cash Flows - Three months ended March 31, 1999 and 1998 .....................................6

          Notes to Condensed Financial Statements .............................................................................7

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations ..............................8-13

PART 11. OTHER INFORMATION

Item 4. Submission of Matters to a Vote of Security Holders ..................................................................14

Item 6. Exhibits and Reports on Form 8-K .....................................................................................14

          (a) Exhibits .......................................................................................................14

          (b) Reports on Form 8-K ............................................................................................14

                             ROCK HILL BANK & TRUST
                            CONDENSED BALANCE SHEETS
                                   (UNAUDITED)

                                                              March 31,          December 31,
                                                                 1999                  1998
                                                             ------------         -------------
ASSETS
Cash and cash equivalents:
  Cash and due from banks                                    $  5,193,315         $   3,491,891
  Federal funds sold and securities
    purchased under agreements to resell                       29,699,000            24,505,000
                                                             ------------         -------------
                                                               34,892,315            27,996,891

Securities available-for-sale                                   7,287,309             7,414,072

Loans receivable                                               80,319,571            69,977,496
  Less allowance for loan losses                                 (892,168)             (812,174)
                                                             ------------         -------------
    Loans, net                                                 79,427,403            69,165,322

Accrued interest receivable                                       572,944               607,753
Premises and equipment, net                                     1,363,691             1,252,001
Other assets                                                      767,275               625,682
                                                             ------------         -------------
  Total assets                                               $124,310,937         $ 107,061,721
                                                             ============         =============
LIABILITIES
Deposits:
  Non-interest bearing                                       $ 12,044,664         $   6,157,776
  Interest bearing                                             27,394,939            23,220,435
  Savings                                                       4,044,483             3,175,902
  Time deposits $100,000 and over                              15,129,281            18,123,683
  Other time deposits                                          36,091,715            27,061,929
                                                             ------------         -------------
                                                               94,705,082            77,739,725
Securities sold under agreement to repurchase                  13,275,000            13,250,000
Accrued interest payable                                          327,967               316,981
Other liabilities                                                 195,875               177,069
                                                             ------------         -------------

  Total liabilities                                           108,503,924            91,483,775
                                                             ------------         -------------
SHAREHOLDERS' EQUITY
Common stock, $1.00 par value; 10,000,000 shares
  authorized, 1,376,250 shares issued and outstanding           1,376,250             1,376,250
Capital surplus                                                14,013,698            14,013,698
Retained earnings                                                 432,450               180,177
Accumulated other comprehensive income                            (15,385)                7,921
                                                             ------------         -------------

  Total shareholders' equity                                   15,807,013            15,577,946
                                                             ------------         -------------
  Total liabilities and shareholders' equity                 $124,310,937         $ 107,061,721
                                                             ============         =============


                  See notes to condensed financial statements.

                             ROCK HILL BANK & TRUST
                         CONDENSED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                                              Three Months Ended
                                                                   March 31,
                                                        ------------------------------
                                                           1999               1998
                                                        -----------         ----------
INTEREST INCOME
  Loans, including fees                                 $ 1,708,647         $  943,874
  Investment securities, taxable                            104,236            102,874
  Federal funds sold and securities
   purchased under agreements to resell                     256,840            143,837
                                                        -----------         ----------
   Total                                                  2,069,723          1,190,585
                                                        -----------         ----------
INTEREST EXPENSE
  Deposit accounts                                          934,845            579,476
  Securities sold under agreements to repurchase            125,479             90,055
                                                        -----------         ----------
   Total                                                  1,060,324            669,531
                                                        -----------         ----------
NET INTEREST INCOME                                       1,009,399            521,054
Provision for loan losses                                    81,000             60,016
                                                        -----------         ----------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                                 928,399            461,038
                                                        -----------         ----------
OTHER INCOME
  Service charges on deposit accounts                        41,395             32,937
  Other charges, commissions and fees                        26,743             14,303
  Income from fiduciary activities                           30,139              9,999
                                                        -----------         ----------
   Total                                                     98,277             57,239
                                                        -----------         ----------
OTHER EXPENSE
  Salaries and benefits                                     261,227            137,949
  Occupancy expense                                          94,792             71,495
  Advertising and marketing expense                          27,831              4,072
  Other operating expenses                                  242,453            115,623
                                                        -----------         ----------
   Total                                                    626,303            329,139
                                                        -----------         ----------

INCOME BEFORE INCOME TAXES                                  400,373            189,138
Income tax expense                                          148,000             70,000
                                                        -----------         ----------

Net income                                                  252,373            119,138
                                                        -----------         ----------
OTHER COMPREHENSIVE INCOME, NET OF TAX
  Unrealized holding gains (losses) arising
   on securities during the period                          (23,306)            (2,786)
  Plus: reclassification adjustment for
   gains (losses) included in net income                         --                 --
                                                        -----------         ----------
COMPREHENSIVE INCOME                                    $   229,067            116,352
                                                        ===========         ==========
EARNINGS PER SHARE
   Average shares outstanding                             1,376,250            600,000
   Net income                                           $       .18         $      .20


                  See notes to condensed financial statements.

                             ROCK HILL BANK & TRUST
                   CONDENSED STATEMENT OF SHAREHOLDERS' EQUITY
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999
                                   (UNAUDITED)


                                                                                                  Accumulated
                                    Common Stock                                                     Other
                            -----------------------------          Capital          Retained     Comprehensive
                              Shares              Amount           Surplus           Earnings        Income             Total
                            ---------         -----------         -----------        --------        --------         -----------
BALANCE,
  DECEMBER 31, 1998         1,376,250         $ 1,376,250         $14,013,698        $180,077        $  7,921         $15,577,946
Net income
  for the period                                                                      252,373                             252,373

Other comprehensive
  income                                                                                              (23,306)            (23,306)
                            ---------         -----------         -----------        --------        --------         -----------
BALANCE,
 MARCH 31, 1999             1,376,250         $ 1,376,250         $14,013,698        $432,450        $(15,385)        $15,807,013
                            =========         ===========         ===========        ========        ========         ===========

                             ROCK HILL BANK & TRUST
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                                Three Months Ended
                                                                                     March 31,
                                                                         ---------------------------------
                                                                              1999                 1998
                                                                         ------------         ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                             $    252,373         $    119,138
   Adjustments to reconcile net income to
     net cash provided by operating activities:
   Depreciation and amortization                                               39,412               60,016
   Provision for loan losses                                                   81,000               18,482
   Accretion and premium amortization                                           8,174               (3,811)
   Amortization of net loan fees and costs                                     13,138                7,873
   Amortization of organizational costs                                         4,758                4,758
   (Increase) decrease in interest receivable                                  34,809              (41,487)
   Increase (decrease) in interest payable                                     10,986               (5,888)
   Decrease in other assets                                                    17,449               67,848
   Increase in other liabilities                                               32,493                8,685
                                                                         ------------         ------------
     Net cash provided by operating activities                                494,592              235,614
                                                                         ------------         ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of securities available-for-sale                               (3,818,404)                  --
  Maturities of securities available-for-sale                               3,900,000            2,000,000
  Net increase in loans made to customers                                 (10,356,219)          (6,317,429)
  Purchases of premises and equipment                                        (151,102)              (6,223)
  Purchase of Federal Home Loan Bank Stock                                   (163,800)            (157,000)
                                                                         ------------         ------------
     Net cash used by investing activities                                (10,589,525)          (4,480,652)
                                                                         ------------         ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in demand deposits, interest
   bearing transaction accounts and savings accounts                       10,929,973            4,372,406
  Net increase in certificates of deposit and other time deposits           6,035,384            2,244,580
  Net increase in securities sold under agreements to repurchase               25,000           10,615,900
                                                                         ------------         ------------
   Net cash provided by financing activities                               16,990,357           17,232,886
                                                                         ------------         ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                   6,895,424           12,987,848

CASH AND CASH EQUIVALENTS, BEGINNING                                       27,996,891            8,765,824
                                                                         ------------         ------------

CASH AND CASH EQUIVALENTS, ENDING                                        $ 34,892,315         $ 21,753,672
                                                                         ============         ============

Cash paid during the period for:
  Income taxes                                                           $    116,033         $         --
  Interest                                                               $  1,049,338         $    675,419

                  See notes to condensed financial statements.

                             ROCK HILL BANK & TRUST
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with the requirements for interim financial statements and, accordingly, they are condensed and omit disclosures which would substantially duplicate those contained in the most recent annual report to shareholders. The financial statements as of March 31, 1999 and for the interim periods ended March 31, 1999 and 1998 are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation. The financial information as of December 3l, 1998 has been derived from the audited financial statements as of that date. For further information, refer to the financial statements and the notes included in Rock Hill Bank & Trust's 1998 Annual Report.

NOTE 2 - ADOPTION OF ACCOUNTING PRINCIPLE

On January 1, 1998, the Bank adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting comprehensive income. Comprehensive income includes net income and other comprehensive income which is defined as non-owner related transactions in equity. Prior periods have been reclassified to reflect the application of the provisions of SFAS 130. The following tables set forth the amounts of other comprehensive income included in equity along with the related tax effect for the three-month periods ended March 31, 1999 and 1998:


                                                              Pre-tax         (Expense)      Net of tax
FOR THE THREE MONTHS ENDED MARCH 31, 1999:                     Amount         Benefit          Amount
                                                              --------         -------        --------
Unrealized gains (losses) on securities:
 Unrealized holding gains (losses) arising
  during the period                                          $(36,993)        $13,687        $(23,306)
 Plus: reclassification adjustment for gains (losses)
  realized in net income                                           --              --              --
                                                             --------         -------        --------
Net unrealized gains (losses) on securities                  $(36,993)         13,687         (23,306)
                                                             --------         -------        --------

Other comprehensive income                                   $(36,993)        $13,687        $(23,306)
                                                             ========         =======        ========


                                                              Pre-tax         (Expense)      Net of tax
FOR THE THREE MONTHS ENDED MARCH 1998:                         Amount         Benefit          Amount
                                                             --------         -------        --------
Unrealized gains (losses) on securities:
 Unrealized holding gains (losses) arising
  during the period                                          $ (4,422)        $1,636        $ (2,786)
 Plus: reclassification adjustment for gains (losses)
  realized in net income                                           --              --              --
                                                             --------         -------        --------
Net unrealized gains (losses) on securities                    (4,422)          1,636          (2,786)
                                                             --------         -------        --------

Other comprehensive income                                   $ (4,422)         $1,636        $(27,786)
                                                             ========         =======        ========


Accumulated other comprehensive income consists solely of the unrealized gain on securities available for sale, net of the deferred tax effects.

                             ROCK HILL BANK & TRUST

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following is a discussion of the Bank's financial condition as of March 31, 1999 compared to December 31, 1998, and the results of operations for the three months ended March 31, 1999 compared to the three months ended March 31, 1998. These comments should be read in conjunction with the Bank's condensed financial statements and accompanying footnotes appearing in this report. This report contains "forward-looking statements" relating to, without limitation, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of the Bank's management, as well as assumptions made by and information currently available to the Bank's management. The words "expect," "estimate," "anticipate," and "believe," as well as similar expressions, are intended to identify forward-looking statements. The Bank's actual results may differ materially from the results discussed in the forward-looking statements, and the Bank's operating performance each quarter is subject to various risks and uncertainties that are discussed in detail in the Bank's filings with the Securities and Exchange Commission, including tile "Risk Factors" section in the Bank's Registration Statement on Form 1O-SB as filed with and declared effective by the Federal Deposit Insurance Commission.

RESULTS OF OPERATIONS

NET INTEREST INCOME

For the three months ended March 31, 1999, net interest income increased $488,345, or 93.7%, to $1,009,399 as compared to $521,054 for the same period in 1998. The net interest margin realized on earning assets increased from 3.65% for the three months ended March 31, 1998 to 3.77% for the same period in 1999. The interest rate spread decreased by 2 basis points from 3.03% at March 31, 1998 to 3.01% at March 31, 1999.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

The provision for loan losses is the charge to operating earnings that management believes is necessary to maintain the allowance for possible loan losses at an adequate level. For the three months ended March 31, 1999, the provision charged to expense was $81,000. This increase of $20,984 from the comparable period in 1998 is a result of management's efforts to increase the allowance for loan losses to match the growth in the loan portfolio. There are risks inherent in making all loans, including risks with respect to the period of time over which loans may be repaid, risks resulting from changes in economic and industry conditions, risks inherent in dealing with individual borrowers, and, in the case of a collateralized loan, risks resulting from uncertainties about the future value of the collateral. The Bank maintains an allowance for loan losses based on, among other things, historical experience, an evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality. Management's judgment about the adequacy of the allowance is based upon a number of assumptions about future events which it believes to be reasonable but which may not prove to be accurate. Thus, there is a risk that charge-offs in future periods could exceed tile allowance for loan losses or that substantial additional increases in the allowance for loan losses could be required. Additions to the allowance for loan losses would result in a decrease of the Bank's net income and, possibly, its capital.

NONINTEREST INCOME

Noninterest income during the three months ended March 31, 1999 was $98,277, an increase of $41,038 from $57,239 during the comparable period in 1998. The increase is a result of an increase in service charges from $32,937 during the three months ending March 31, 1998 to $41,395 for the three months ending March 31, 1999. In addition, the Bank's trust department continued to grow, resulting in income of $30,139 during the three months ended March 31, 1999, compared to $9,999 during the comparable period in 1998.

                             ROCK HILL BANK & TRUST

NONINTEREST EXPENSE

Total noninterest expense for the three months ended March 31, 1999 was $626,303, or 90.3% higher than the $329,139 amount for the three months ended March 31, 1998. The largest increase was in salaries and employee benefits, which increased from $137,949 at March 31, 1998 to $261,227 for the three months ended March 31, 1999. This increase can be attributed to additional personnel hired to staff the Ebenezer Office which opened in January 1999. Other operating expenses also increased $126,830 to $242,453 at March 31, 1999. This increase was also attributable to expenses associated with opening the Ebenezer Office as well as with the continuing growth of the Bank.

INCOME TAXES

Tile income tax provision for three months ended March 31, 1999 was $148,000 as compared to $70,000 for the same period in 1998. The effective tax rate was 37% at March 31, 1999 and 1998.

NET INCOME

The combination of the above factors resulted in net income for the three months ended March 31, 1999 of $252,373 as compared to $119,138 for the same period in 1998. This represents an increase of $133,235 over the same period in 1998.

ASSETS AND LIABILITIES

During the first three months of 1999, total assets increased $17,249,216, or 16.1%, when compared to December 31, 1998. The primary source of growth in assets was loans which increased $10,342,075 during the first three months of 1999. Federal funds sold and repurchase agreements increased $5,194,000 from December 31, 1998 to $29,699,000 at March 31, 1999. Total deposits also increased $16,965,357, or 21.8%, from the December 31, 1998 amount of $77,739,725. Within the deposit area, certificates of deposit increased $6,035,384, or 13.4%, during the first three months of 1999. Securities sold under agreements to repurchase increased $25,000 to $13,275,000 at March 31, 1999.

INVESTMENT SECURITIES

Investment securities decreased slightly from $7,414,072 at December 31, 1998 to $7,287,309 at March 31, 1999. All of the Bank's investment securities were designated as available-for-sale at March 31, 1999.

LOANS

The Bank continued its trend of significant growth during the first three months of 1999, especially in the loan area. Net loans increased $10,262,081, or 14.8%, during the period. As shown below, the main component of growth in the loan portfolio was consumer and other loans which increased 76.7%, or $1,548,745, from December 31, 1998. Also, real estate loans increased $7,795,437, or 19.9%. Balances within the major loans receivable categories as of March 31, 1999 and December 31, 1998 are as follows:


                                    March 31, 1999    December 31, 1998
                                    --------------    -----------------

Commercial                            $27,899,734        $27,054,936
Real estate                            46,998,913         39,203,476
Home equity                             1,852,696          1,699,601
Consumer and other                      3,568,228          2,019,483
                                      -----------        -----------

                                      $80,319,571        $69,977,496
                                      ===========        ===========

                             ROCK HILL BANK & TRUST

RISK ELEMENTS IN THE LOAN PORTFOLIO

The following is a summary of risk elements in the loan portfolio:



                                                                 March 31,
                                                           ---------------------
                                                            1999           1998
                                                           ------        -------
Loans: Nonaccrual loans                                    $   --        $ 6,461

 Accruing loans more than 90
    days past due                                          $   --        $    --

 Loans identified by the internal
  review mechanism:

   Criticized                                              $   --        $    --

   Classified                                              $3,251        $    --


Activity in the Allowance for Loan Losses is as follows:


                                                            March 31,
                                                ---------------------------------
                                                     1999                 1998
                                                ------------          -----------
Balance, January 1,                             $    812,174          $   333,984
Provision for loan losses for the period              81,000               60,016
Net loans (charged off) recovered for
  the period                                          (1,006)                  --
                                                ------------          -----------

Balance, end of period                          $    892,168             $394,000
                                                ============          ===========

Gross loans outstanding, end of period          $ 80,319,571          $42,086,842

Allowance for loan losses to
  loans outstanding                                     1.11%                 .94%

                             ROCK HILL BANK & TRUST

DEPOSITS

At March 31, 1999, total deposits increased by $16,965,357, or 21.8%, from December 31, 1998. The largest increase was in certificates of deposit which increased $6,035,384, or 13.4%, from December 31, 1998 to March 31, 1999.
Expressed in percentages, non-interest bearing deposits increased 95.6% and interest bearing deposits increased 18.0%.

Balances within tile major deposit categories as of March 31, 1999 and December 31, 1998 are as follows:



                                             March 31,        December 31,
                                               1999               1998
                                           -----------        -----------

Noninterest bearing demand deposits        $12,044,664        $ 6,157,776
Interest bearing demand deposits            27,394,939         23,220,435
Savings deposits                             4,044,483          3,175,902
Time deposits $100,000 and over             15,129,281         18,123,683
Other time deposits                         36,091,715         27,061,929
                                           -----------        -----------

                                           $94,705,082        $77,739,725
                                           ===========        ===========

LIQUIDITY

Liquidity needs are met by the Bank through scheduled maturities of loans and investments on the asset side and through pricing policies on the liability side for interest-bearing deposit accounts. The level of liquidity is measured by the loan-to-total borrowed funds ratio which was at 74.3% at March 31, 1999 and 76.9% at December 31, 1998

Securities available-for-sale, which totaled $7,287,309 at March 31, 1999, serve as a ready source of liquidity. The Bank also has lines of credit available with correspondent banks to purchase federal funds for periods from one to seven days. At March 31, 1999, unused lines of credit totaled $2,500,000.

CAPITAL RESOURCES

Total shareholders' equity increased from $15,577,946 at December 31, 1998 to $15,807,013 at March 31, 1999. The increase is due to net income for the period of $252,373, partially offset by a negative change of $23,306 in the fair value of securities available-for-sale.

                             ROCK HILL BANK & TRUST

CAPITAL RESOURCES -- continued

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios of Tier 1 and total capital as a percentage of assets and off-balance-sheet exposures, adjusted for risk weights ranging from 0% to 100%. Tier 1 capital of the Bank consists of common stockholders' equity, excluding the unrealized gain or loss on securities available for sale, minus certain intangible assets. The Bank's Tier 2 capital consists of the allowance for loan losses subject to certain limitations. Total capital for purposes of computing the capital ratios consists of the sum of Tier 1 and Tier 2 capital. The regulatory minimum requirements are 4% for Tier 1 and 8% for total risk-based capital.

The Bank is also required to maintain capital at a minimum level based on total assets, which is known as the leverage ratio. Only the strongest banks are allowed to maintain capital at the minimum requirement of 3%. All others are subject to maintaining ratios 1% to 2% above the minimum.

The following table summarizes the Bank's risk-based capital at March 31, 1999:


Shareholders' equity                       $ 15,822,398
Less: intangibles                               (41,239)
                                           ------------
Tier 1 capital                               15,781,159

Plus: allowance for loan losses (1)             892,168
                                           ------------
Total capital                              $ 16,673,327
                                           ============

Risk-weighted assets                       $ 86,228,943
                                           ============

Risk based capital ratios
     Tier 1                                       18.30%
     Total capital                                19.34%
     Leverage ratio                               14.07%

(1) limited to 1.25% of risk-weighted assets

REGULATORY MATTERS

From time to time, various bills are introduced in the United States Congress with respect to the regulation of financial institutions. Certain of these proposals, if adopted, could significantly change the regulation of banks and the financial services industry. The Bank cannot predict whether any of these proposals will be adopted or, if adopted, how these proposals would affect the Bank.

                             ROCK HILL BANK & TRUST

YEAR 2000

Like many financial institutions, the Bank relies upon computers for the daily conduct of its business and for information systems processing. There is concern among industry experts that on January 1, 2000 computers will be unable to "read" the new year, which may result in widespread computer malfunctions. While the Bank believes that it has available resources and has adopted a plan to address Year 2000 compliance, it is largely dependent on its outside core data processing provider, Anchor Financial Corporation, and other third party vendors. (The Bank's outside data processing provider was Bailey Financial Corporation, which was acquired by Anchor Financial Corporation in April 1999.) Bailey acquired a new data processing system in early 1998 which the Bank believes is Year 2000 compliant. Testing for this new system was completed as of March 31, 1999 and no significant problems were noted. The Bank has incurred approximately $190,000 in expenses to upgrade its computer systems to become Year 2000 compliant. This includes approximately $132,000 for the installation of a new on-line system for the Bank's existing office and $53,000 as part of tile cost of the installation of the systems in the Bank's new Ebenezer Office. As of March 31, 1999, the installation of the new on-line system was complete at the Main Office and the Ebenezer Office.

The Bank anticipates that any other costs to upgrade other ancillary systems will not materially differ from normal costs incurred during prior years to upgrade and maintain its computer systems. The Bank has completed an evaluation of all its internal systems and software and the network connections it maintains, and it may incur minimal additional costs. The Bank is seeking assurances about the Year 2000 compliance with respect to the other third party hardware and software systems it uses, and the Bank believes that its internal systems and software and the network connections it maintains will be adequately programmed to address the Year 2000 issue. The Bank has completed testing all ancillary systems, such as telephone systems and security devices, as of March 31, 1999. There can be no assurances that all hardware and software that the Bank uses will be Year 2000 compliant, and the Bank cannot predict with any certainty the costs it will incur to respond to any Year 2000 issues. Factors which may affect the amount of these costs include the Bank's inability to control third party modification plans, the Bank's ability to identify and correct all relevant computer codes, the availability and cost of engaging personnel trained in solving Year 2000 issues, and other similar uncertainties.

Further, the business of many of the Bank's customers may be negatively affected by the Year 2000 issue, and any financial difficulties incurred by the Bank's customers in solving Year 2000 issues could negatively affect those customers' ability to repay any loans which the Bank may have extended. Therefore, even if tile Bank does not incur significant direct costs in connection with responding to the Year 2000 issue, there can be no assurance that tile failure or delay of the Bank's customers or other third parties in addressing the Year 2000 issue or the costs involved in such process will not have a material adverse effect on the Bank's business, financial condition, or results of operations.

The Bank adopted a Contingency Plan on July 23, 1998 for Year 2000. The Contingency Plan covers several critical areas that would require an alternative method of operation such as: the primary software and hardware used in processing loans, deposits and the general ledger, use of the Federal Reserve's wire system, ATM machines, and the loan processing system. The Contingency Plan was presented to the FDIC during its most recent examination.

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


                             ROCK HILL BANK & TRUST

PART 11 - OTHER INFORMATION

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 15, 1999, the Bank held its Annual Meeting of Shareholders for the purpose of (a) approving the formation of a holding company through a reorganization agreement and plan of exchange with RHBT Financial Corporation,
(b) approving the 1999 stock incentive plan, and (c) electing three class 1 directors to serve for three year terms.

The proposal for the reorganization agreement received the number of affirmative votes of shareholders required for approval pursuant to the Bylaws of the Bank. Of the 1,376,250 outstanding shareholders of the Bank, 965,237 shareholders voted for, 1,600 shareholders voted against, and 4,715 abstained from voting for the reorganization agreement. There were no withheld and no broker non-votes. The proposal for the 1999 stock incentive plan also received the number of affirmative votes of shareholders required for approval pursuant to the Bylaws of the Bank. Of the 1,376,250 outstanding shareholders of the Bank, 952,197 shareholders voted for, 14,625 shareholders voted against, and 4,730 abstained from voting for the stock incentive plan. There were no withheld and no broker non-votes. The three nominees for director received the number of affirmative votes of shareholders required for such nominee's election in accordance with the Bylaws of the Bank. Of the 1,376,250 outstanding shareholders of the Bank shareholders voted for the elected of each director as follows: Edwin L. Barnes received 1,278,823 votes for his election, 1,175 abstentions, and no votes against, withheld, or broker non-votes; William C. Beaty, Jr. received 1,278,023 votes for his election, 1,175 abstentions, 800 no votes, and no votes withheld or broker non-votes; Hugh L. Harrelson, Sr. received 1,278,823 votes for his election, 1,175 abstentions, and no votes against, withheld or broker non-votes.

Item 6. Exhibits and Reports on Form 8-K

         (a)      Exhibits
                  27. Financial Data Schedule (for SEC use only)
         (b) Reports on Form 8-K - No reports on Form 8-K were filed during the quarter ended March 31, 1999.

Items 1, 2, 3 and 5 are not applicable.

                             ROCK HILL BANK & TRUST

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ROCK HILL BANK & TRUST



                                       By:  /s/ J.A. Ferguson Jr.
                                          ------------------------------------
                                          J.A. Ferguson Jr.
                                          President & Chief Executive Officer


Date: 5/13/99                          By:  /s/ Patracia M. Stone
                                          ------------------------------------
                                          Patricia M. Stone
                                          Chief Financial Officer



                                     15